[CIK]      0000914670
[NAME]     CORRECTIONAL SERVICES CORPORATION


                      THIRD AMENDMENT TO LOAN AGREEMENT

     THIS Amendment to Loan Agreement is dated as of January 5, 1998 by and between NATIONSBANK, N.A. f/k/a NATIONSBANK, N.A. (SOUTH), a National Banking Association (hereinafter called the "Lender" or "Bank") and CORRECTIONAL SERVICES CORPORATION, a Delaware corporation (f/k/a ESMOR CORRECTIONAL SERVICES, INC., and successor by merger with ESMOR, INC., a New York corporation, ESMOR (BROOKLYN), INC., a New York corporation, ESMOR CANADIAN, INC., a Texas corporation, ESMOR FORT WORTH, INC., a Texas corporation, ESMOR HOUSTON, INC., a Texas corporation, ESMOR MANHATTAN, INC., a New York corporation, ESMOR MANSFIELD, INC., a Texas corporation, ESMOR (SEATTLE), INC., a Washington corporation, ESMOR TRAVIS, INC., a Texas corporation and CORRECTIONAL SERVICES MANAGEMENT, INC., a Delaware corporation f/k/a Esmor Management, Inc.,) and ESMOR NEW JERSEY, INC., a New Jersey corporation, jointly and severally (collectively hereinafter called the "Borrower")and CSC Management de Puerto Rico, Inc. a Puerto Rico corporation ("Guarantor").

                                  RECITALS:

     WHEREAS, in connection with a $5,000,000 Term Loan and a $6,000,000, Line of Credit Loan from Lender to Original Borrower, Lender and Borrower entered into that certain Loan and Security Agreement dated effective December 31, 1995, as amended by Amendment to Loan Agreement dated January 19, 1996 and Second Amendment to Loan Agreement dated June 28, 1996 (collectively the "Loan Agreement") and Original Borrower executed and delivered to Lender the Loan Documents, as defined in the Loan Agreement; and

     WHEREAS, the Term Loan has been paid in full and Borrower has requested Lender to modify the Loan Agreement and Lender has agreed to do so provided that Borrower and Guarantor enter into this Amendment and Guarantor execute and deliver its guarantee to Lender.

     NOW THEREFORE, in consideration of the modification of the $6,000,000 Line of Credit Loan and the covenants and provisions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties mutually agree as follows:

     1.  The above recitals are true and correct.

     2.  The following is added to paragraph 2.1(c):

        If Line of Credit Note is in default or if any Letter of Credit which shall have an expiration date subsequent to the Maturity Date of the Line of Credit Note and the term of the Line of Credit Note is not renewed for a period beyond such expiration date, upon such default or the maturity date of the Line of Credit Note, as applicable, Borrower hereby agrees that Borrower shall either: (i) deposit with Lender and pledge as security for all outstanding Letter(s) of Credit, cash in the amount of all outstanding Letter(s) of Credit or other collateral satisfactory to Bank in its sole discretion, or (ii) Borrower shall immediately make application to another financing institution to issue such letters of credit in replacement of the Letters of Credit and shall agree to such financial institution's conditions to the issuance of the replacement letters of credit without reservation. The failure to provide the Bank with (i) replacement letters of credit for the benefit of beneficiary, as defined in the Letters of Credit, and the beneficiary's authorization to cancel the Letters of Credit or (ii) the cash or additional collateral, within fifteen (15) days of Bank's written request shall constitute an event of default under this Restated Loan
Agreement. In connection with the deposit of cash or additional collateral, Borrower agrees to execute and deliver such pledges, security agreements, financing statements or other loan documents reasonably required by Lender.

4.  The following paragraph 2.1(d) is added to the Loan Agreement:

2.1(d) Borrower and Guarantor acknowledge and agree that pursuant to their request, Bank has structured and entered into an $800,000.00 loan transaction wherein
Bank has loaned $800,000.00 to First Security Bank,
National Association as owner/trustee under the CSC
Trust 1997-1 ("First Security"), pursuant to which First
Security has executed and delivered to Lender an $800,000.00 promissory note dated January 12, 1998 and pursuant to which First Security, Borrower and Guarantor have executed and delivered to Bank an Indemnification Agreement dated January 12, 1998.
Borrower and Guarantor acknowledge and agree that the unpaid principal balance together with any and all other amounts owed by First Security, Borrower and/or
Guarantor to Bank pursuant to the terms of the $800,000.00 Promissory Note or Indemnification Agreement shall not be available for advances under the Line of Credit. Further, Borrower and Guarantor acknowledge and agree that in the event of default under the $800,000.00
Promissory Note or the Indemnification Agreement, or in the event Borrower or Guarantor are required to take title to the real property, as described in the Indemnification Agreement, Borrower and Guarantor acknowledge and agree that Lender shall be entitled to draw as an advance under the Line of Credit all sums necessary to pay Bank any and all sums due to Bank under the terms and provisions of the $800,000.00 Note and the Indemnification Agreement. Borrower and Guarantor acknowledge and agree that they requested the specific structure, as a benefit to them, for the $800,000.00 loan to First Security, that they shall receive direct financial benefit and gain therefrom, and have given this covenant and agreement in consideration of Bank making such loan pursuant to the requested loan structure and agreeing to the terms and provisions of this Third Amendment."

4. The parties acknowledge and agree that as additional collateral for Borrower's obligations under the Loan Agreement, Note and other loan documents, Guarantor has executed and delivered to Lender its continuing and unconditional guaranty (the "Guaranty") dated of even date herewith, guaranteeing Borrower's obligations to Lender. Borrower and Guarantor covenant and agree with Lender that a default under the Guaranty shall be a default under the Loan Agreement, Note and other loan documents from Borrower to Lender, and similarly, a default by Borrower under the Loan Agreement, Note and other loan documents shall be a default under the Guaranty.

5. Borrower acknowledges and certifies to Lender that Borrower has no claim, demand or setoff whatsoever against Lender and that Borrower is justly indebted to Lender pursuant to the terms and provisions of the Line of Credit Note, Loan Agreement and other loan documents, as defined in the Loan Agreement.

6. As amended hereby, the Loan Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.